May 26, 2009

Oppenheimer MidCap Fund
6803 South Tucson Way
Englewood, Colorado 80112-3924

Re:    Agreement and Plan of Reorganization
between Oppenheimer Discovery Fund
and Oppenheimer MidCap Fund

Ladies and Gentlemen:

We have acted as counsel to Oppenheimer Discovery Fund, a Massachusetts business trust (the "Fund"), in connection with the preparation and filing with the U.S. Securities and Exchange Commission (the "Commission") of a Registration Statement on Form N-14 (the "Registration Statement") under the Securities Act of 1933, as amended. The purpose of the Registration Statement is to register shares to be issued by the Fund, in connection with the acquisition of substantially all of the assets of Oppenheimer MidCap Fund, a Massachusetts business trust ("MidCap Fund"), by and in exchange for shares of common stock, par value $0.01 per share (the "Shares"), of the Fund (the "Transaction").

We have reviewed Fund's Declaration of Trust and By-laws, each as supplemented and amended; the form of Agreement and Plan of Reorganization for the Transaction, which was approved by the Fund's Board of Trustees (the "Agreement"); and resolutions adopted by the Fund's Board of Trustees in connection with the Transaction (the "Resolutions"). As to questions of fact material to this opinion, we have relied upon statements, representations and certificates of officers, trustees or other representatives of the Fund, public officials and others, and have reviewed such other documents and made such other investigations as we have deemed appropriate. We have not independently verified the facts so relied on.

On the basis of the foregoing, it is our opinion that the shares of the Fund to be issued to MidCap Fund pursuant to the Agreement have been duly authorized for issuance, and, when issued and delivered by the Fund to MidCap Fund and delivered by MidCap Fund to its shareholders in exchange for shares of MidCap Fund as set forth in Section 5 of the Agreement, will be validly issued, fully paid and non-assessable, except for the personal liability of shareholders of the Fund as described and set forth under the caption "Shareholder and Trustee Liability" in the Statement of Additional Information incorporated into the Registration Statement.

We are members of the bar of the State of New York and express no opinion as to the laws of any jurisdiction other than the federal laws of the United States of America and the laws of the State of New York, that in each case, in our experience, we recognize are normally applicable to transactions of the type contemplated by the Agreement (the "Relevant Laws"). In particular, we do not hold ourselves out as qualified to practice with respect to the laws of the Commonwealth of Massachusetts To the extent that the opinions expressed herein relate to the laws of the Commonwealth of Massachusetts, we have relied exclusively, with your consent, upon the opinion of Kushner Sanders Ravinal LLP dated the date hereof, and our opinions set forth herein are subject to all limitations, exceptions and qualifications contained in such opinion as if set forth herein in full. Further, we express no opinion as to the state securities or blue sky laws of any jurisdiction. The opinion expressed herein is based upon the Relevant Laws and interpretations thereof in effect on the date hereof, and the facts and circumstances in existence on the date hereof, and we assume no obligation to revise or supplement this opinion letter should any such law or interpretation be changed by legislative action, judicial decision or otherwise or should there be any change in such facts or circumstances.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the reference to us as legal counsel to the Fund in the Registration Statement. We do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/ Kramer Levin Naftalis & Frankel LLP